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Exhibit 4.14

RESIGNATION, APPOINTMENT AND ACCEPTANCE AGREEMENT

        THIS AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Agreement") dated as of March     , 2001, by and among Bank One, N.A., as successor-in-interest to The First National Bank of Chicago, (the "Prior Trustee"), National City Bank of Indiana, a national banking association (the "Successor"), and UNOVA, Inc. (the "Issuer"). This instrument shall be governed by and construed in accordance with the laws of the State of New York.

        WHEREAS, the Issuer issued its $100,000,000 6 7/8% Senior Notes Due 2005 (the "6 7/8% Notes") of which $100,000,000 in principal amount are outstanding and its $100,000,000 7% Senior Notes due 2008 (the "7% Notes") of which $100,000,000 in principal amount are outstanding (collectively, the "Securities") under an Indenture dated as of March 11, 1998, (the "Indenture"), between the Issuer and the Prior Trustee; and

        WHEREAS, the Issuer following the execution and delivery of this instrument, will cause the notice required pursuant to the Indenture, forms of which are annexed hereto marked as Exhibits A and B, to be mailed to the registered Holders of the Notes as required by the Indenture; and

        WHEREAS, the Indenture further provides that, if the Trustee shall resign, the Issuer by a Board Resolution shall promptly appoint a successor Trustee; and

        WHEREAS, the Issuer by a Board Resolution, of its Board of Directors (Exhibit D-1), a true copy of which is annexed to a Certificate of its Secretary annexed hereto as marked Exhibit D, accepted the resignation of the Prior Trustee, and appointed the Successor, as successor trustee; and

        WHEREAS, the Prior Trustee desires to resign as Trustee and the Issuer desires to appoint Successor as successor Trustee under the Indenture, and Successor desires to serve as successor Trustee subject to the terms and conditions of the Indenture and this Agreement; and

        NOW THEREFORE, in consideration of the mutual covenants and agreement herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

RESIGNATION

        Section 1.1.    Resignation of Prior Trustee.    Prior Trustee hereby resigns as Trustee under the Indenture and related legal documents; such resignation to become effective immediately prior to the opening of business on the Effective Date (as hereinafter defined). Notwithstanding the resignation of the Prior Trustee as Trustee under the Indenture, the Issuer shall remain obligated to indemnify the Prior Trustee in accordance with Section 607 of the Indenture.

        Section 1.2.    Notice of Resignation to Issuer.    The Prior Trustee has given written notice of its desire to resign to the Issuer pursuant to the Indenture, attached as Exhibit C.

ARTICLE II.

APPOINTMENT OF SUCCESSOR TRUSTEE

        Section 2.1.    Appointment.    The Issuer hereby appoints Successor to serve as successor Trustee, Registrar and Paying Agent with all the authority, rights and powers which are vested in, and all duties and obligations which are binding on, the Trustee under the Indenture and related documents, effective at the opening of business on the first Business Day following the date upon which a fully executed counterpart of this Agreement is delivered to each of the Parties hereto (the "Effective Date"). As used herein, Business Day means a day on which banks in the city where the principal corporate trust office of the Successor is located, are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

        Section 2.2.    Acceptance.    Successor is qualified to serve as successor Trustee and hereby accepts the appointment by the Issuer and agrees to serve as successor Trustee under the Indenture and to perform the duties and obligations of the Trustee under the Indenture, effective at the opening of business on the Effective Date.

        Section 2.3.    Vesting of Rights, Powers and Duties.    In accordance with the provisions of the Indenture, and subject to Section 2.7 hereof, all rights, powers and duties of the Trustee under the Indenture shall be vested in and undertaken by Successor, effective at the opening of business on the Effective Date.

        Section 2.4.    Notice to Holders.    Issuer agrees to notify all registered Holders of the appointment of successor Trustee in accordance with the terms of Section 610(f) of the Indenture and in substantially the same form and content as Exhibits A and B.

        Section 2.5.    Assignment of Powers and Property.    Prior Trustee hereby confirms, assigns, transfers and sets over to Successor, its successors and assigns in trust under the Indenture, all property, rights, powers, duties, trusts, immunities and obligations of Prior Trustee as Trustee. As of the Effective Date, Prior Trustee will hold no property under the Indenture.

        Section 2.6.    Further Assurances.    Prior Trustee hereby agrees, upon reasonable request of Successor, to execute, acknowledge and deliver such further instruments of transfer and further assurances and to do such other things as may reasonably be required for more fully and certainly vesting and confirming in Successor all the property, rights, powers, duties, trusts, immunities and obligations of Prior Trustee as Trustee under the Indenture and related documents.

        Section 2.7.    Conversion.    Prior Trustee shall transfer the following items to Successor on or prior to the Effective Date:

  (a)
  Original executed copies of the Indenture, and any supplements or amendments thereto, if any, and closing transcripts;

  (b)
  Registered holder lists (including name, address, tax identification number and detailed holdings for each holder) certified to be accurate by the Prior Trustee;

  (c)
  Note debt service and loan payment records;

  (d)
  Trust account statements for a one-year period preceding the Effective Date;

  (e)
  All securities and moneys held by Prior Trustee pursuant to the Indenture;

  (f)
  All Notices sent to Holders and Issuer regarding any current, threatened, or continuing defaults or Events of Default;

  (g)
  All unissued Note inventory or DTC FAST held global certificates; and

  (h)
  Such other documentation as Successor may reasonably require in order to transfer the appointment to it.

ARTICLE III.

MISCELLANEOUS

        Section 3.1.    Definitions.    Terms not otherwise defined in this Agreement shall have the meanings given thereto in the Indenture.

        Section 3.2.    Compensation.    The Issuer agrees to pay to Successor reasonable compensation for the services it provides as successor Trustee and in such other capacities as to which it may be appointed with respect to the Notes. The Issuer and Successor may from time to time enter into agreements specifying the amount, or containing provisions for determining the amount, of compensation payable to Successor.

        Section 3.3.    Counterparts.    This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

        Section 3.4.    Preservation of Rights.    Except as expressly provided herein, nothing contained in this Agreement shall in any way affect the obligations or rights of the Issuer, the Trustee, or any Holder under the Indenture and related documents.

        Section 3.5.    Severability.    In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        Section 3.6.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of Prior Trustee, Successor and their respective successors and assigns.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

        Section 4.1.    Representations and Warranties of the Prior Trustee.

  (a)
  Prior Trustee is a national banking association duly organized and existing under the laws of the United States with trust powers and is subject to the supervision of the Comptroller of the Currency of the United States as provided in the National Banking Act.

  (b)
  Prior Trustee has the corporate power and authority to enter into this Agreement. Upon execution and delivery, this Agreement shall constitute a valid and binding obligation of Prior Trustee.

  (c)
  Prior Trustee is a duly appointed, authorized and acting trustee and/or paying agent for the Notes. To the best of its knowledge, such appointment has been administered by Prior Trustee consistent with the authority granted to it by the governing instrument and by applicable law.

  (d)
  Prior Trustee retains continued responsibility for its actions or omissions during its term as Trustee under the Indenture.

  (e)
  Prior Trustee represents that $100,000,000 in principal amount of 6 7/8% Notes and $100,000,000 in principal amount of 7% Notes is outstanding.

  (f)
  There is no action, suit or proceeding pending or, to the best of the knowledge of the Prior Trustee, threatened against the Prior Trustee before any court or government authority arising out of any action or omission by Prior Trustee as Trustee under the Indenture.

        Section 4.2.    Representations and Warranties of Successor.

  (a)
  Successor is a national banking association duly organized and existing under the laws of the United States, is authorized to conduct a general banking business with trust powers and is subject to the supervision of the Comptroller of the Currency of the United States as provided in the National Banking Act.

  (b)
  Successor has the corporate power and authority to enter into this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Successor.

  (c)
  Successor is qualified and eligible to serve as Trustee, in accordance with provisions of the Indenture, including but not limited to, Section 609 of the Indenture.

ARTICLE V.

NOTICES

        Section 5.1.    Notices.    All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by first class United States mail, as follows:

  (a)
  If to Prior Trustee:

    Bank One, N.A., as successor-in-interest to
    The First National Bank of Chicago
    Corporate Trust Office
    100 East Broad Street, 8th Floor
    Columbus, Ohio 43271
    Attention: Jeffrey A. Ayres

  (b)
  If to Successor:

    National City Bank of Indiana
    101 West Washington Street, Suite 655 South
    Indianapolis, Indiana 46255
    Attention: Catherine S. Krug

  (c)
  If to Issuer:

    UNOVA, Inc.
    21900 Burbank Blvd.
    Woodland Hills, CA 91367
    Attention: Treasurer

        Intending to be legally bound, the parties hereto have executed this Agreement by their duly authorized corporate officers as of the dates provided below.

BANK ONE, N.A. (successor-in-interest to THE FIRST NATIONAL BANK OF CHICAGO) as Prior Trustee

By:	/s/ JEFFREY AYRES
Title:	Director Fiduciary Workout Services
Date:	3/26/01

NATIONAL CITY BANK OF INDIANA as Successor Trustee

By:	/s/ CATHERINE S. KRUG
Title:	Vice President & Trust Officer
Date:	3/26/01

UNOVA, INC. as Issuer

By:	/s/ ELMER C. HULL JR.
Title:	Vice President & Treasurer
Date:	3/16/01

EXHIBIT A

NOTICE OF APPOINTMENT OF SUCCESSOR TRUSTEE
TO THE HOLDERS OF UNOVA, INC.
6 7/8% SENIOR NOTES DUE 2005
(THE "NOTES")

CUSIP NO.: 91529BAB2

        NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE SECURITIES IN A TIMELY MANNER.

Dear Noteholder:

        UNOVA, Inc., as Issuer, hereby notifies you of the resignation of Bank One, N.A., (successor-in-interest to The First National Bank of Chicago), as Trustee under the Indenture, dated as of March 11, 1998, pursuant to which your Notes were issued and are outstanding.

        UNOVA, Inc., the issuer of the Notes, has appointed National City Bank of Indiana, a national banking association, whose Corporate Trust Office is located at 101 West Washington Street, Suite 655 South, Indianapolis, Indiana 46255, Attn: Catherine S. Krug, as Successor Trustee under the Indenture, which appointment has been accepted and became effective as of March     , 2001.

Dated as of this March             , 2001

By:
UNOVA, Inc.
as Issuer of the 6 7/8% Senior
Notes Due 2005

EXHIBIT B

NOTICE OF APPOINTMENT OF SUCCESSOR TRUSTEE
TO THE HOLDERS OF UNOVA, INC.
7% SENIOR NOTES DUE 2008
(THE "NOTES")

CUSIP NO.: 91529BAA4

        NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE SECURITIES IN A TIMELY MANNER.

Dear Noteholder:

        UNOVA, Inc., as Issuer, hereby notifies you of the resignation of Bank One, N.A., (successor-in-interest to The First National Bank of Chicago), as Trustee under the Indenture, dated as of March 11, 1998, pursuant to which your Notes were issued and are outstanding.

        UNOVA, Inc., the issuer of the Notes, has appointed National City Bank of Indiana, a national banking association, whose Corporate Trust Office is located at 101 West Washington Street, Suite 655 South, Indianapolis, Indiana 46255, Attn: Catherine S. Krug, as Successor Trustee under the Indenture, which appointment has been accepted and became effective as of March     , 2001.

Dated as of this March             , 2001

By:
UNOVA, Inc.
as Issuer of the 7% Senior
Notes Due 2008

EXHIBIT C

UNOVA, Inc.
21900 Burbank Blvd.
Woodland Hills, CA 91367
Attention: Treasurer

Sir:

        NOTICE IS HEREBY GIVEN THAT, pursuant to Section 610(b) of the Indenture, dated as of March 11, 1998, (the "Indenture") between UNOVA, Inc. (the "Company") and Bank One, N.A. (as successor-in-interest to The First National Bank of Chicago) ("Bank One"), Bank One hereby resigns as Trustee under the Indenture, such resignation to be effective upon the appointment, pursuant to Section 610(e) of the Indenture, of a successor Trustee, and the acceptance of such appointment by such successor Trustee, pursuant to Section 611 of the Indenture.

        Please acknowledge receipt of this notice by signing two copies of returning them to us.

Very truly yours,

By:
Vice President

Acknowledged By:

EXHIBIT D

CERTIFICATE OF SECRETARY

        I,                                                  do hereby certify that I am the duly appointed, qualified and acting Secretary of UNOVA, Inc., a Delaware corporation; I further certify that the resolution attached hereto as Exhibit D-1 and incorporated herein by this reference, is a true and correct copy of a resolution duly adopted by the Board of Directors of said corporation on                         ; and I further certify that said resolution remains in full force and effect as of the date of this certificate.

Dated this day of

Secretary

EXHIBIT D-1

        RESOLVED, that the resignation of Bank One, N.A., as successor-in-interest to The First National Bank of Chicago, as Trustee, under an Indenture dated as of March 11, 1998, entered into between the Company and The First National Bank of Chicago, in connection with the issuance of the Company's 6 7/8% Senior Notes Due 2005 and 7% Senior Notes due 2008 is hereby accepted and National City Bank of Indiana, a national banking association, is hereby appointed as successor trustee under said Indenture; and FURTHER RESOLVED, that any officer of the Company is hereby authorized to enter into such agreements as may be necessary to effectuate such appointment of National City Bank of Indiana, a national banking association, as successor trustee under said Indenture.

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RESIGNATION, APPOINTMENT AND ACCEPTANCE AGREEMENT
EXHIBIT A
EXHIBIT B NOTICE OF APPOINTMENT OF SUCCESSOR TRUSTEE TO THE HOLDERS OF UNOVA, INC. 7% SENIOR NOTES DUE 2008 (THE "NOTES") CUSIP NO.: 91529BAA4
EXHIBIT C
EXHIBIT D CERTIFICATE OF SECRETARY
EXHIBIT D-1